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EXHIBIT 23.1

                       CROWE, CHIZEK AND COMPANY, LLP LOGO

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-32599 and No. 333-74611) of Commercial Bancshares, Inc. of our report dated January 19, 2002 relating to the consolidated balance sheets of Commercial Bancshares, Inc. as of December 31, 2001 and 2000, and the related statements of income, shareholders' equity and cash flows for the years ended December 31, 2001, 2000, and 1999, which report is included in this Annual Report on Form 10-K of Commercial Bancshares, Inc. for the year ended December 31, 2001.

                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP

Columbus, Ohio
March 1, 2002


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